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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is made and entered into on the 10th day of March, 2000, by and among eVentures Group, Inc., a Delaware corporation (the "Company"), and the persons and entities listed on
Schedule 1 attached hereto (collectively, the "Stockholders") and the persons and entities acquiring shares of Common Stock as consideration in the Merger (as defined below), as holders of shares of common stock, par value $0.00002 per share, of the Company ("Common Stock").


                              W I T N E S S E T H:


         WHEREAS, the Company, IGS Acquisition Corporation, a Texas corporation ("Acquisition Sub"), and certain of the stockholders of Internet Global Services, Inc., a Texas corporation ("IGS"), have entered into that certain Share Exchange Agreement, dated as of February 22, 2000 (the "Share Exchange Agreement"), pursuant to which the Stockholders acquired shares of the Company's Common Stock;

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of even date herewith, between Acquisition Sub and IGS (the "Merger Agreement"), IGS merged with and into Acquisition Sub (the "Merger") and each issued and outstanding share of common stock of IGS was converted into the right to receive shares of Common Stock;

         WHEREAS, in connection with the Share Exchange Agreement and the Merger, the parties have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and in the Share Exchange Agreement, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         Section 1. Registrable Shares. For purposes of this Agreement "Registrable Shares" shall mean, at any time, and with respect to any Stockholder, any person receiving shares of Common Stock in connection with the Merger that has executed and delivered to the Company a joinder agreement in the form attached hereto as Exhibit A, or any Qualified Transferee (as defined in Section 9(g) below) (each such person being a "Securityholder"), the shares of Common Stock held by such Securityholder which constitute Restricted Securities (as defined below), and "Holder" shall mean any Securityholder holding Registrable Shares. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares on the earliest of (1) the date on which such Registrable Shares have been registered under the Securities Act of 1933, as amended or any successor Federal statute (the "Act"), the Registration Statement in connection therewith has been declared effective, and such Registrable Shares have been disposed of pursuant to and in the manner described in such effective Registration Statement, (2) the date on which such Registrable Shares are sold or distributed pursuant to Rule 144, (3) the date on which such Registrable Shares have ceased to be outstanding, or (4) the date on which such Registrable Shares have been transferred


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to a person or entity other than a Qualified Transferee. For purposes of this
Agreement, the term "Restricted Securities" shall mean, at any time and with respect to any Securityholder, the shares of Common Stock and any other securities which by their terms are directly or indirectly exercisable or exchangeable for or convertible into Common Stock (other than stock options granted to employees or directors of the Company in their capacity as such, or Common Stock issuable upon the exercise thereof), and any securities received on or with respect to any of the foregoing securities, which are held by such Securityholder and which theretofore have not been sold to the public pursuant to a Registration Statement or pursuant to Rule 144 under the Act. For purposes of this Agreement, the term "Registration Statement" shall mean any registration statement of the Company which covers any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus (as defined herein) contained therein, all exhibits thereto and all material incorporated by reference therein. For purposes of this Agreement, the term "Prospectus" shall mean the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein. For purposes of this Agreement, the term "Rule 144" shall mean Rule 144 promulgated under the Act or any successor or similar rule thereto, as may be enacted by the Securities and Exchange Commission (the "Commission") from time to time.

         Section 2. Registrations on Form S-3. (a) The Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. At any time and from time to time after the Company has qualified for the use of Form S-3 and prior to September 22, 2003, the Holders of a majority of the aggregate number of Registrable Shares issued pursuant to the Share Exchange Agreement and the Merger Agreement shall have the right to request one resale registration filing on Form S-3 in respect of up to 25 percent of the aggregate number of shares of Common Stock issued pursuant to the Share Exchange Agreement and the Merger Agreement; provided that the Company shall not be required to effect a registration on Form S-3 pursuant to this Section 2(a) unless the reasonably anticipated aggregate offering price (net of underwriting discounts and commissions) for the Registrable Shares proposed to be registered shall equal at least $1.5 million. Such requests shall be in writing and shall state the number of Registrable Shares proposed to be disposed of and the intended method of distribution of such shares by such Holder or Holders. The Company shall be required to effect one (1) registration pursuant to this Section 2(a); provided, however, that a registration shall not count as such registration unless (i) the Holders of Registrable Shares are able to register and, if the registration is a firm commitment public offering, sell the Registrable Shares requested to be included in such registration, or (ii) the Registration Statement relating to a registration is withdrawn or abandoned at the request of the Holders of a majority of the Registrable Shares covered by such Registration Statement (other than as a result of a material adverse change to the Company or following a postponement by the Company pursuant to Section 2(b) herein).


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                  (b) Right to Defer Registration. The Company shall not be
obligated to effect any registration within ninety (90) days after the effective date of a previous registration statement in which the Holders of Registrable Shares participated or were given an opportunity to participate and declined to do so. If, after a registration statement becomes effective, the Company advises the Holders of Registered Shares that the Company considers it necessary in accordance with the Company's obligations under applicable securities laws for the registration statement to be amended, the Holders of such shares shall suspend any further sales of their Registered Shares until the Company advises them that the registration statement has been amended. The 90 day time period referred to in Section 4 during which the registration statement must be kept current after its effective date shall be extended for an additional number of business days equal to the number of business days during which the rights to sell shares were suspended pursuant to the preceding sentence.

         Section 3. Piggyback Registrations. (a) Right to Piggyback. If the Company (i) proposes to register any of its securities under the Act (other than pursuant to (A) a registration solely in connection with an employee benefit or stock ownership plan on Form S-8 or any comparable or successor form, (B) a registration of securities solely in connection with an acquisition consummated in a manner which would permit registration of such securities on Form S-4 or any comparable or successor form, or (C) a "shelf" or similar registration for use solely in connection with future acquisitions), or (ii) proposes to register any of its securities under the Act pursuant to a demand registration made under
Section 2(a) of the Registration Rights Agreement of the Company entered into on the 22nd day of September 1999 (a "Demand Registration"), and, in either case, the registration form to be used may be used for the registration of Registrable Shares (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of Registrable Shares of its intention to effect such a registration (each a "Piggyback Notice"). Subject to Section 3(b), the Company will include in such registration all shares of Registrable Shares which Holders of Registrable Shares request the Company to include in such registration by written notice given to the Company within twenty (20) days after the date of sending of the Piggyback Notice.

                  (b) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten public offering of equity securities by the Company and the managing underwriters for such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities proposed to be sold by the Company, (ii) second, the Registrable Shares and the other securities of the Company with piggyback registration rights that are pari passu with the rights of the Holders requested to be included in such registration, pro rata among the Holders of such Registrable Shares and the holders of such other securities on the basis of the number of shares owned by each such Holder or holder, and (iii) third, other securities requested to be included in such registration.

                  (c) Priority on Secondary Registrations. If a Piggyback Registration relates to an underwritten public offering of equity securities held solely by Holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the


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number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the Holders requesting such registration, (ii) second, the Registrable Shares and the other securities of the Company with piggyback registration rights that are pari passu with the rights of the Holders requested to be included in such registration, pro rata among the Holders of such Registrable Shares and the holders of such other securities on the basis of the number of shares owned by each such Holder or holder, and (iii) third, other securities requested to be included in such registration.

         Section 4. Registration Procedures. Whenever the Holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of distribution thereof and will as expeditiously as possible:

                  (i) prepare and file with the Commission a Registration Statement with respect to such Registrable Shares on any appropriate form under the Act, which form shall be selected by the Company and shall be available for the sale of Registrable Shares in accordance with the intended method or methods of distribution thereof and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Shares included in such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus used in connection therewith (and to file the Prospectus, as so supplemented, under Rule 424 under the Act, if required) as may be necessary to keep such Registration Statement effective for a period of up to 90 days, and comply with the provisions of the Act with respect to the disposition of all securities included in such Registration Statement during such period in accordance with the intended methods of distribution by the selling Holders thereof set forth in such Registration Statement or supplement to such Prospectus;

                  (iii) furnish to each selling Holder of Registrable Shares such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such selling Holder;


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                  (iv) notify the selling Holders of Registrable Shares and the managing underwriters, if any, promptly and (if requested by any such Securityholder) confirm such advice in writing, (A) when a Prospectus, including any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (v) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such selling Holder; provided that the Company will not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) to subject itself to taxation in any such jurisdiction, or (C) to consent to general service of process in any such jurisdiction;

                  (vi) notify each selling Holder of such Registrable Shares, at any time when a Prospectus relating thereto is required to be delivered under the Act, of the happening of any event referred to in clause
         (iv)(E) of this Section 4, and, at the request of any such seller, prepare a supplement to such Prospectus or a post-effective amendment to such Registration Statement so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (vii) cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                  (viii) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and thereafter maintain such transfer agent and registrar;


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                  (ix) enter into such customary agreements (including
         underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

                  (x) in connection with an underwritten offering, use its best efforts to (A) obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, addressed to the underwriters, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; and (B) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants, addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with underwritten offerings; and make available for inspection during normal business hours by any underwriter participating in any disposition pursuant to a registration statement, and any attorney or accountant retained by such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such underwriter, attorney or accountant in connection with such registration statement; provided that such underwriters execute prior thereto an agreement with the Company that all such records, information or documents shall be kept confidential by such persons unless (1) disclosure of such records, information or documents is required by law or by a court or administrative order or (2) such records, information or documents are or become (but only when they become) generally available to the public other than as a result of disclosure in violation of this paragraph; and make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

                  (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

                  (xii) permit any Holder of Registrable Shares which might be deemed, in the sole and exclusive judgment of such Holder, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;


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                  (xiii) in the event of the issuance of any stop order
         suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Shares included in such registration statement for sale in any jurisdiction, the Company will use its reasonable efforts promptly to obtain the withdrawal of such order; and

                  (xiv) provide a CUSIP number for all Registrable Shares, not later than the effective date of the applicable registration statement.

         If any such registration or comparable statement refers to any Holder by name or otherwise as the Holder of any securities of the Company and if, in the sole and exclusive judgment of such Holder, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require (a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding of such securities by such Holder is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Act or any similar federal statute then in force, the deletion of the reference to such Holder; provided that with respect to this clause (b) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

         Section 5. Registration Expenses. (a) Definition. The term "Registration Expenses" means any expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, internal expenses, the fees and expenses of counsel for the Company (but not the fees and expenses of counsel to the Holders of the Registrable Shares included in such registration) and all independent certified public accountants, underwriting fees and expenses (excluding discounts and commissions attributable to the Registrable Shares, which shall be paid by the selling Holders out of the proceeds of the offering) and the fees and expenses of any other Persons (defined below) retained by the Company. For purposes of this Agreement, the term "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated entity and a governmental authority.

         (b) Payment. The Company shall pay the Registration Expenses in connection with any registrations on Form S-3 pursuant to Section 2(a), and any and all Piggyback Registrations.

         Section 6. Indemnification. (a) Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Shares, such holder's general and limited partners, officers and directors and each Person who controls such


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Holder (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Shares.

                  (b) Indemnification by Holders. In connection with any registration statement in which a Holder of Registrable Shares is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Shares pursuant to such registration statement.

                  (c) Notice; Defense Of Claims. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one special and one local counsel for all parties indemnified by such indemnifying party with respect to such claim.

                  (d) Contribution. If the indemnification provided for in this
Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the


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Registrable Shares or (ii) if the allocation provided for by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The obligation to contribute will be individual to each Holder of Registrable Shares and will be limited to the amount by which the net amount of proceeds received by such Holder from the sale of Registrable Shares exceeds the amount of losses, liabilities, damages, and expenses which such Holder has otherwise been required to pay by reason of such statements or omissions.

                  (e) Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

                  (f) Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the provisions of this Section 6, the provisions contained in the underwriting agreement shall control.

         Section 7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no Holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution, and (iii) if requested by the managing underwriter or underwriters or any Person requesting a Demand Registration (the "Demanding Persons"), agrees not to sell Registrable Shares or other securities held by such Person in any transaction other than pursuant to such underwriting for such period following the effective date of the registration statement relating to such underwriting as determined by either the Board of Directors or the Demanding Persons; provided that no Holder of Registrable Shares shall be required to enter into such an agreement unless each other Holder of Registrable Shares, each director and executive officer of the Company and each other Holder of at least one percent of the Common Stock then outstanding enters into a substantially identical agreement relating to such underwriting.


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         Section 8. Securityholder Lock-Up; Agreement Not To Sell. During the
one-year period following the date hereof, no Holder of Registrable Shares may make any public sale of Registrable Shares (pursuant to a Registration Statement, Rule 144 or otherwise) other than in compliance with the Holders' rights to request one resale registration filing pursuant to Section 2(a) herein and the Holders' rights to request a Piggyback Registration pursuant to Section 3(a) herein.

         Section 9. Miscellaneous. (a) Information and Reporting. (i) The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Securityholder, provide in writing to such Securityholder and to any prospective transferee of the Registrable Shares of such Securityholder the information concerning the Company described in Rule 144A(d)(4) or any successor rule under the Act ("Rule 144 Information"). Upon the written request of any Securityholder, the Company shall cooperate with and assist such Securityholder or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Registrable Shares for trading through PORTAL. The Company's obligations under this Section 9(a)(i) shall at all times be contingent upon receipt from the prospective transferee of Registrable Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than Persons who will assist such transferee in evaluating the purchase of any Registrable Shares.

                  (ii) When it is first legally required to do so, the Company shall register its Common Stock under Section 12 of the Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file. The Company shall promptly upon request furnish any Holder of Registrable Shares (A) a written statement by the Company that it has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Shares without registration under the Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 9(a)(ii) are to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144, should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Act in reliance upon Rule 144 (or any other similar exemptive provision), and to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 (or any similar exemptive provision hereafter in effect) and the use of Form S-3.

                  (b) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Shares in this Agreement.

                  (c) Adjustments Affecting Registrable Shares. The Company will not take any action, or permit any change to occur, with respect to its securities for the purpose of materially and adversely affecting the ability of the Holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or materially and adversely affecting the marketability of such Registrable Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares); provided that this Section 9(c) shall not apply to actions or changes with respect to the Company's business, balance sheet, earnings or revenue where the effect of such actions or changes on the Registrable Shares is merely incidental.

                  (d) Notices. All notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (return receipt requested) or mailed by certified mail (return receipt requested) or by Federal Express or another nationally recognized courier service or by facsimile transmission upon electronic confirmation of receipt thereof during normal business hours at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Company, to:

                           eVentures Group, Inc.
                           One Evertrust Plaza, 8th Floor
                           Jersey City, New Jersey  07302
                           Attention: Vice President and Chief Financial Officer
                           Telephone:  (201) 200-5515
                           Facsimile Number:  (201) 200-5532

                  with a copy to:

                           eVentures Group, Inc.
                           c/o HW Partners, L.P.
                           1601 Elm Street, 40th Floor
                           Dallas, Texas  75201
                           Attention: General Counsel
                           Telephone:  (214) 720-1608
                           Facsimile Number:  (214) 720-1667
                  and to:

                           White & Case LLP
                           200 S. Biscayne Blvd. Suite 4900
                           Miami, FL 33131
                           Attention:  Thomas E Lauria
                           Telephone:  (305) 371-2700
                           Facsimile Number:  (305) 358-5744

                  If to a Stockholder, to it at its address as set forth in the Share Exchange Agreement, and if to any other Securityholder, at its address in the records of IGS, with a copy to:

                           Gardere & Wynne, L.L.P.
                           1601 Elm Street, Suite 3000
                           Dallas, Texas   75201
                           Attention:  C. Robert Butterfield
                           Telephone:  (214) 999-4534
                           Facsimile Number:  (214) 999-3534

                  (e) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (f) Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and the Holders of a majority of the Registrable Shares; provided that no amendment may be made to Sections 8 or 9(f) of this Agreement unless agreed upon by the Company and the Holders of all the Registrable Shares.

                  (g) Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to any transferee (a "Qualified Transferee") that acquires from a Holder either (i) 100,000 or more Registrable Shares or (ii) if less than 100,000 Registrable Shares are owned by a Holder at the time of a transfer, all of the Registrable Shares owned by such Holder, in either case in connection with the permitted transfer of Registrable Shares; provided that prior to such assignment, such Holder delivers a joinder agreement in the form attached hereto as Exhibit B executed by such Qualified Transferee to the Company. Such assignment shall not affect the rights of Holders hereunder which shall remain in full force in accordance with the terms hereof.

                  (h) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (i) Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter.

                  (j) Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  (k) No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries, other than the provisions for the benefit of the underwriters contained in Sections 3(b) and (c), 4(iv), (ix) and (x), 6(a) and 7.

                  (l) Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (m) Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

                  (n) Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

                            (Signature Page Follows)

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                         eVENTURES GROUP, INC.


                                         By /s/ STUART J. CHASANOFF
                                            --------------------------------
                                           Name:  Stuart J. Chasanoff
                                           Title: Vice President of Business
                                                  Development, Secretary and
                                                  General Counsel


                  [SIGNATURE PAGE FOR EACH STOCKHOLDER FOLLOWS]

(PLEASE PRINT, EXCEPT FOR REQUIRED SIGNATURES):

STOCKHOLDER:

(for Entities)

-------------------------------------

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

(for Individuals)


-------------------------------------        ------------------------------
Printed Name                                 Signature of Stockholder



If a married individual, the spouse of the Stockholder must sign:


-------------------------------------        ------------------------------
(Printed name of spouse)                     Signature of spouse

ADDRESS:                                     PHONE (include area code):

(1)                                          (   )
       ------------------------------        ----- ------------------------

       ------------------------------

(2)                                          (   )
       ------------------------------        ----- ------------------------

       ------------------------------

TAXPAYER I.D. NUMBER OR SOCIAL SECURITY NUMBER OF EACH STOCKHOLDER:

Entity:
       ------------------------------
       Taxpayer Identification Number

Individual:
Social Security Number                  (1)
                                           --------------------------------
Social Security Number                  (2)
                                           --------------------------------

                                                                      SCHEDULE 1
                                                to Registration Rights Agreement

                Shares of Common Stock of eVentures Group, Inc.

                                                          Total Shares Issued by
Name of Shareholder                                        eVentures Group, Inc.
------------------------------------------------          ----------------------
Aberdeen Investment Management, Inc.                               12416
Everett Airington                                                  83798
Airington, Custodian for Amy Caitlin                                7224
Christopher Airington                                               6501
Mark Airington                                                     13725
Albertson Properties                                               46222
Ambrosio - JWTROS Jeffrey M. & Frances M.                           9030
Argus Capital Corporation                                            722
Joseph B. & Bonnie J. Ballem                                        3612
Bruce Begia                                                         7884
Grady B. Booker                                                     5056
Jon Box                                                             5159
Bill R. Brandon                                                     1666
George J. Brooks                                                    4515
Jack J. Brooks                                                      3612
Glenn Brovont                                                       7224
Bill Butler                                                         2889
Sharon Butler                                                       1444
Carrington Shaw Investment Co.                                     30960
Andrea Dee Shaw GS Trust                                           10320
Jeffrey Glenn Shaw GS Trust                                        10319
Victoria Carrington Shaw GS Trust                                  10320
Dr. Jerry Cochran                                                   3612
John H. Cole                                                        2058
Joseph B. Cole                                                      2058
Sidney M. Cole                                                     16522
Mark Collins                                                       14448
Don Cottinggame                                                    14448
Timothy Chapin                                                      1444
Peter C. Cook Trust                                                14448
Peter B. Dauterman Children's Education Trust                      69590
Peter B. Dauterman Family Trust                                   213361
Dauterman Family Irrevocable Trust                                 12280
Jim and Jan Dauterman Living Trust                                  2408
Peter B. Dauterman                                                  3648

                                                                      SCHEDULE 1
                                                to Registration Rights Agreement

                Shares of Common Stock of eVentures Group, Inc.

                                                          Total Shares Issued by
Name of Shareholder                                        eVentures Group, Inc.
------------------------------------------------          ----------------------
Pamela Davison                                                     36120
William Davison                                                   198660
Derek Del Carpio                                                     722
    pledged as collateral to IGS                                   23607
Michele G. Elliot                                                    722
Rob Ellis                                                           3612
Joshua English, pledged as collateral to IGS                        5725
Aaron Forsyth, pledged as collateral to IGS                         3649
Robert Gordon                                                      10836
The Wilmington Institute                                            7224
Michael Gorton                                                    225032
Traci Gorton                                                      186419
Robert S. Grant                                                      722
Susan L. Grant Living Trust                                         1444
William B. Grant                                                     722
William F. Grant Living Trust                                       3612
David Greer                                                         1083
Sean Halleck                                                       10836
    pledged as collateral to IGS                                   13727
Don Henley                                                        246060
JSM Investments, Inc.                                                722
John F. Hoekstra Rev. Trust                                         3612
Gary Houle                                                          2889
Fredrick Johnson                                                    2528
    pledged as collateral to IGS                                   20813
David Kaseman                                                      20335
William Kitchen                                                     7224
Steven L. Korby                                                     8376
Rick Lancaster                                                      7224
Link Family Ltd. Partnership                                      110166
Shannan Lynes                                                       7224
    pledged as collateral to IGS                                   20462
Patrick Mackey                                                     17157
David Manley                                                       47197
Todd Manning                                                       16178

                                                                      SCHEDULE 1
                                                to Registration Rights Agreement

                Shares of Common Stock of eVentures Group, Inc.

                                                          Total Shares Issued by
Name of Shareholder                                        eVentures Group, Inc.
------------------------------------------------          ----------------------
Sara McKibben                                                       2167
Thomas McGuffey, pledged as collat.                                 7036
Daniel M. Mehney                                                    1444
David M. Mehney                                                     1444
David P. Mehney                                                     7224
David Mehney Land Company                                           3612
David P. & Linda M. Mehney Foundation                               3612
G. Thomas Mehney                                                    1444
James N. Mehney                                                     1444
William P. Mehney                                                   1444
A.J. Melillo                                                       55728
Jennifer Mercer                                                      722
    pledged as collateral to IGS                                   15656
Dennis Meyer                                                        1806
John P. Morgan                                                      3612
Nicholas Morgan                                                    11558
    pledged as collateral to IGS                                   17515
Robin Newberry                                                      8678
Ohana Venture Fund, L.P.                                           50502
David B. and Elaine B. Osowski                                      2580
William F. Peterson                                                 7224
Susan Phillips (aka Susan Odom)                                     9030
Terry Phillips                                                     17698
    pledged as collateral to IGS                                   19012
Jessica Prose                                                       2167
    pledged as collateral to IGS                                   16654
Johnathan Ragsdale, pledged as collateral to IGS                     703
Daisy Reese                                                         2333
Susan B. Reese                                                     38079
Scott and Angela Schlemmer                                          7224
Donald C. Schutt                                                    3612
Martin Slagter                                                      5165
Carolyn Smith                                                       7224
Cole Smith                                                        169824
Craig B. Smith                                                      7224

                                                                      SCHEDULE 1
                                                to Registration Rights Agreement

                Shares of Common Stock of eVentures Group, Inc.

                                                          Total Shares Issued by
Name of Shareholder                                        eVentures Group, Inc.
------------------------------------------------          ----------------------
Dana Colle                                                          1589
Mike Stieglitz                                                     32471
Tatum CFO Partners, LLP                                             8127
Jeb Terry                                                           3448
Steven H. Thomas                                                    2063
Jason Wade, pledged as collateral to IGS                            4515
Suzan Witherell                                                     3038
Dorothy Whitehead                                                   3612
    pledged as collateral to IGS                                    6610
Emily Woodall                                                      20335
Kevin Young                                                        11558
    pledged as collateral to IGS                                   13736
------------------------------------------------                 -------

TOTAL                                                            2551087
                                                                 =======

                                                                       Exhibit A
                                                to Registration Rights Agreement


                                JOINDER AGREEMENT


                                             March [__], 2000

To the parties to the
Registration Rights Agreement
dated as of March [__], 2000

Ladies and Gentlemen:

         Reference is made to the Registration Rights Agreement dated as of March [__], 2000 (the "Registration Rights Agreement") among eVentures Group, Inc. and the persons and entities signatories thereto and each other person who has or shall become a party to the Registration Rights Agreement as provided therein. Capitalized terms used herein and not defined have the meanings ascribed to them in the Registration Rights Agreement.

         The undersigned has acquired [_______] shares of Common Stock as consideration with respect to [___] shares of common stock of Internet Global Services, Inc. The undersigned understands that upon execution of this joinder agreement, the undersigned will be deemed a Securityholder with all of the rights, privileges, duties and obligations of a Securityholder under the Registration Rights Agreement. In consideration of the covenants and agreements contained in the Registration Rights Agreement, the undersigned hereby confirms and agrees that it shall be bound as a Securityholder under the Registration Rights Agreement.

         This letter shall be construed and enforced in accordance with the laws of the State of Delaware.

                                       Very truly yours,

                                       [Merger Participant]


                                       By
                                         ----------------------------------
                                        Name:
                                        Title:

Acknowledged and Agreed
this ___ day of March, 2000

eVENTURES GROUP, INC.


By
  ----------------------------------
  Name: Stuart J. Chasanoff
  Title: Vice President of Business
         Development, Secretary and
         General Counsel

                                                                       Exhibit B
                                                to Registration Rights Agreement


                            FORM OF JOINDER AGREEMENT

                                         March [__], 2000

To the parties to the
Registration Rights Agreement
dated as of March [__], 2000

Ladies and Gentlemen:

         Reference is made to the Registration Rights Agreement dated as of March [__], 2000 (the "Registration Rights Agreement") among eVentures Group, Inc. and the persons and entities signatories thereto and each other person who has or shall become a party to the Registration Rights Agreement as provided therein. Capitalized terms used herein and not defined have the meanings ascribed to them in the Registration Rights Agreement.

         The undersigned intends to acquire [_______] shares of Common Stock from [__________], a Holder of Registrable Securities. The undersigned understands that it is a condition to the effectiveness of such transfer that the undersigned agrees that it shall be bound, to the same extent and in the same manner as such Holder, by all of the provisions of the Registration Rights Agreement. In consideration of the covenants and agreements contained in the Registration Rights Agreement, the undersigned hereby confirms and agrees that it shall be bound, to the same extent and in the same manner as such Holder, by all of the provisions of the Registration Rights Agreement.

         This letter shall be construed and enforced in accordance with the laws of the State of Delaware.

                                       Very truly yours,

                                       [Qualified Transferee]


                                       By
                                         -------------------------------
                                        Name:
                                        Title:

Acknowledged and Agreed
this ___ day of March, 2000

eVENTURES GROUP, INC.


By
  -------------------------------
  Name:
  Title: